EXHIBIT 10.1

PROMISSORY NOTE

$9,000,000.00

May 6, 2004

11190 BISCAYNE, L.L.C., a Florida limited liability company

11190 Biscayne Boulevard

North Miami, Florida 33181

(Hereinafter referred to as "Borrower")

Wachovia Bank, National Association

214 North Hogan Street - FL0070

Jacksonville, Florida 32202

(Hereinafter referred to as “Bank")

Borrower promises to pay to the order of Bank, in lawful money of the United States of America, at its office indicated above or wherever else Bank may specify, the sum of Nine Million and No/100 Dollars ($9,000,000.00) or such sum as may be advanced and outstanding from time to time, with interest on the unpaid principal balance at the rate and on the terms provided in this Promissory Note (including all renewals, extensions or modifications hereof, this "Note").

LOAN AGREEMENT. This Note is subject to the provisions of that certain Loan Agreement between Bank and Borrower, of even date herewith, as modified from time to time (the “Loan Agreement”).

USE OF PROCEEDS. Borrower shall use the proceeds of the loan evidenced by this Note to refinance the real property and improvements located at 11190 Biscayne Boulevard, North Miami, Florida 33181.

SECURITY. Borrower has granted Bank a security interest in the collateral described in the Loan Documents, including, but not limited to, real and personal property collateral described in that certain Combined Fee and Leasehold Mortgage, Assignment of Rents and Security Agreement even date herewith (the “Mortgage”) and those certain Security Agreements dated of even date herewith from SFBC INTERNATIONAL, INC., a Delaware corporation, SOUTH FLORIDA KINETICS, INC., a Florida corporation, SFBC FT. MYERS, INC., a Florida corporation, SFBC NEW DRUG SERVICES, INC., a Florida corporation, SFBC ANALYTICAL LABORATORIES, INC., a Florida corporation, and CLINICAL PHARMACOLOGY INTERNATIONAL, INC., a Florida corporation (collectively, the “Security Agreement”) and those certain Amended and Restated Pledge and Security Agreements dated of even date herewith from SFBC INTERNATIONAL, INC., a Delaware corporation (collectively, the “Pledge Agreement”).

INTEREST RATE. Interest shall accrue on the unpaid principal balance of this Note during each Interest Period from the date hereof at a rate per annum equal to 1-month LIBOR plus 1.50% (“Interest Rate”). Interest for each Interest Period shall accrue each day during such Interest Period, commencing on and including the first day to but excluding the last day. “Interest Period” means each period commencing on the last day of the immediately preceding Interest Period and ending on the same day of the month that interest is due 1 month thereafter; provided (i) the first Interest Period shall commence on the date hereof and end on the first day thereafter that interest is due, (ii) any Interest Period that ends in a month for which there is no day which numerically corresponds to the last day of the immediately preceding Interest Period shall end on the last day of the month and (iii) any Interest Period that would otherwise extend past the maturity date of this Note shall end on the maturity date of this Note. "LIBOR" means, with respect to each Interest Period, the rate for U.S. dollar deposits with a maturity equal to the number of months specified above, as reported on Telerate page 3750 as of 11:00 a.m., London time, on the second London business day before such Interest Period begins (or if not so reported, then as determined by the Bank from another recognized source or interbank quotation).

INDEMNIFICATION. Borrower shall indemnify Bank against Bank's loss or expense as a consequence of (a) Borrower's failure to make any payment when due under this Note, (b) any payment, prepayment or conversion of any loan on a day other than the last day of the Interest Period, or (c) any failure to make a borrowing or conversion after giving notice thereof ("Indemnified Loss or Expense"). The amount of such Indemnified Loss or Expense shall be determined by Bank based upon the assumption that Bank funded 100% of that portion of the loan in the London interbank market.

DEFAULT RATE. In addition to all other rights contained in this Note, if a Default (as defined herein) occurs and as long as a Default continues, all outstanding Obligations, other than Obligations under any swap agreements (as defined in 11 U.S.C. § 101) between Borrower and Bank or its affiliates, shall bear interest at the Interest Rate plus 3% ("Default Rate"). The Default Rate shall also apply from acceleration until the Obligations or any judgment thereon is paid in full.

INTEREST AND FEE(S) COMPUTATION (ACTUAL/360). Interest and fees, if any, shall be computed on the basis of a 360-day year for the actual number of days in the applicable period ("Actual/360 Computation"). The Actual/360 Computation determines the annual effective yield by taking the stated (nominal) rate for a year's period and then dividing said rate by 360 to determine the daily periodic rate to be applied for each day in the applicable period. Application of the Actual/360 Computation produces an annualized effective interest rate exceeding the nominal rate.

REPAYMENT TERMS/MATURITY. This Note shall be due and payable in consecutive monthly payments of principal as set forth on Schedule “A” attached hereto plus accrued interest, commencing on June 1, 2004, until fully paid. In any event, all principal and accrued interest shall be due and payable on May 6, 2009 (the “Maturity Date”).

APPLICATION OF PAYMENTS. Monies received by Bank from any source for application toward payment of the Obligations shall be applied to accrued interest and then to principal. If a Default occurs, monies may be applied to the Obligations in any manner or order deemed appropriate by Bank.

If any payment received by Bank under this Note or other Loan Documents is rescinded, avoided or for any reason returned by Bank because of any adverse claim or threatened action, the returned payment shall remain payable as an obligation of all persons liable under this Note or other Loan Documents as though such payment had not been made.

DEFINITIONS. Loan Documents. The term "Loan Documents", as used in this Note and the other Loan Documents, refers to all documents executed in connection with or related to the loan evidenced by this Note and any prior notes which evidence all or any portion of the loan evidenced by this Note, and any letters of credit issued pursuant to any loan agreement to which this Note is subject, any applications for such letters of credit and any other documents executed in connection therewith or related thereto, and may include, without limitation, the Loan Agreement, this Note, the Mortgage, that certain Unconditional Guaranty dated of even date herewith from SOUTH FLORIDA KINETICS, INC., a Florida corporation, that certain Unconditional Guaranty dated of even date herewith from SFBC FT. MYERS, INC., a Florida corporation, that certain Unconditional Guaranty dated of even date herewith from SFBC ANALYTICAL LABORATORIES, INC., a Florida corporation, that certain Unconditional Guaranty dated of even date herewith from SFBC NEW DRUG SERVICES, INC., a Florida corporation, that certain Unconditional Guaranty dated of even date herewith from CLINICAL PHARMACOLOGY INTERNATIONAL, INC., a Florida corporation, that certain Unconditional Guaranty dated of even date herewith from SFBC INTERNATIONAL, INC., a Delaware corporation, the Pledge Agreement, the Security Agreement, security instruments, financing statements, any renewals or modifications, whenever any of the foregoing are executed, but does not include swap agreements (as defined in 11 U.S.C. § 101). Foreign Subsidiary. The term “Foreign Subsidiary”, as used in this Note and the other Loan Documents, means SFBC CANADA, INC., a federal corporation (Canada), DAEDAL MANAGEMENT & INVESTMENT INC., a provincial corporation (Ontario), DANAPHARM CLINICAL RESEARCH INC., a provincial corporation (Ontario), SYNFINE RESEARCH INC., a provincial corporation (Ontario), ANAPHARM, INC., a provincial corporation (Quebec), SFBC EUROPE BV, a Netherlands corporation and any other Subsidiary (as defined herein) not organized under the laws of any State or territory of the United States. Obligations.

The term "Obligations", as used in this Note and the other Loan Documents, refers to any and all indebtedness and other obligations under this Note, all other obligations under any other Loan Document(s), and all obligations under any swap agreements (as defined in 11 U.S.C. § 101) between Borrower and Bank, or its affiliates, whenever executed. Certain Other Terms. All terms that are used but not otherwise defined in any of the Loan Documents shall have the definitions provided in the Uniform Commercial Code.

LATE CHARGE. If any payments are not timely made, Borrower shall also pay to Bank a late charge equal to 5% of each payment past due for 10 or more days.

Acceptance by Bank of any late payment without an accompanying late charge shall not be deemed a waiver of Bank's right to collect such late charge or to collect a late charge for any subsequent late payment received.

CURE PERIOD. Except as provided below, any Default, other than non-payment, may be cured within 30 days after written notice thereof is mailed to Borrower by Bank. Borrower’s right to cure shall be applicable only to curable defaults and shall not apply, without limitation, to Defaults based upon (i) False Warranty, or (ii) Cessation; Bankruptcy. Borrower shall have the right to cure a Default only once during any 12-month period unless otherwise agreed to by Bank, in its sole discretion. Bank shall not exercise its remedies to collect the Obligations except, as Bank reasonably deems necessary to protect its interest in collateral securing the Obligations during a cure period.

ATTORNEYS' FEES AND OTHER COLLECTION COSTS. Borrower shall pay all of Bank's reasonable expenses incurred to enforce or collect any of the Obligations including, without limitation, reasonable arbitration, paralegals', attorneys' and experts' fees and expenses, whether incurred without the commencement of a suit, in any trial, arbitration, or administrative proceeding, or in any appellate or bankruptcy proceeding.

USURY. If at any time the effective interest rate under this Note would, but for this paragraph, exceed the maximum lawful rate, the effective interest rate under this Note shall be the maximum lawful rate, and any amount received by Bank in excess of such rate shall be applied to principal and then to fees and expenses, or, if no such amounts are owing, returned to Borrower.

DEFAULT. If any of the following occurs and is not cured within the applicable Cure Period, a default ("Default") under this Note shall exist: Nonpayment; Nonperformance. The failure of timely payment or performance of the Obligations or Default under this Note or any other Loan Documents. False Warranty. A warranty or representation made or deemed made in the Loan Documents or furnished Bank in connection with the loan evidenced by this Note proves materially false, or if of a continuing nature, becomes materially false. Cross Default. At Bank's option, any default in payment or performance of any obligation under any other loans, contracts or agreements of Borrower, any Subsidiary or Affiliate of Borrower, any general partner of or the holder(s) of the majority ownership interests of Borrower, any guarantor, SFBC INTERNATIONAL, INC., a Delaware corporation (“SFBC”), or any Foreign Subsidiary, with Bank or its affiliates ("Affiliate" shall have the meaning as defined in 11 U.S.C. § 101, except that the term "Borrower" shall be substituted for the term "Debtor" therein; "Subsidiary" shall mean any business in which Borrower holds, directly or indirectly, a controlling interest), including, without limitation, that certain $25,000,000.00 Revolving Promissory Note [Renewal] dated as of February 24, 2004, from SFBC made payable to Bank (as same may be increased, amended or modified in the future). Cessation; Bankruptcy. The dissolution of, termination of existence of, loss of good standing status by, appointment of a receiver for, assignment for the benefit of creditors of, or commencement of any bankruptcy or insolvency proceeding by or against Borrower, its Subsidiaries or Affiliates, if any, any guarantor, SFBC, any Foreign Subsidiary, or any party to the Loan Documents. Ground Lease Default. The occurrence of any default, or any event or condition which but for the giving of notice or passage of time would constitute a default, under that certain Lease Agreement (the “Ground Lease”) dated as of January 21, 1947, recorded in Deed Book 2809, Page 464, as amended by instruments recorded in Deed Book 3694, page 486; Deed Book 3714, Page 195; Deed Book 3720, Page 39; Official Records Book 6835, Page 915; Official Records Book 6858, Page 614; Official Records Book 8093, Page 789; Official Records Book 8725, Page 240; Official Records Book 8815, Page 809; Official

Records Book 11297, Page 1480; Official Records Book 11688, Page 499; Official Records Book 13249, Page 2002; Official Records Book 13249, Page 2005; Official Records Book 13871, Page 1100; Official Records Book 13878, Page 3613; Official Records Book 18151, Page 150, and Official Records Book 18536, Page 4898, all of the Public Records of Miami-Dade County, Florida, and any amendments or modifications thereto. Ground Lease Obligations. The failure of Borrower, as set forth in the Loan Agreement, to (i) prepay the rental payments under the Ground Lease, (ii) meet any and all insurance requirements under the Ground Lease, and (iii) pay all taxes due under the Ground Lease. Material Business Alteration. Without prior written consent of Bank, a material alteration in the kind or type of Borrower's business. Material Capital Structure or Business Alteration. Without prior written consent of Bank, (i) a material alteration in the kind or type of Borrower's business or that of Borrower's Subsidiaries or Affiliates, if any, any guarantor, or SFBC, or any Foreign Subsidiary; (ii) the sale of substantially all of the business or assets of Borrower, any of Borrower's Subsidiaries or Affiliates, any guarantor, or SFBC, or any Foreign Subsidiary, or a material portion (10% or more) of such business or assets if such a sale is outside the ordinary course of business of Borrower, or any of Borrower's Subsidiaries or Affiliates, any guarantor, or SFBC, or any Foreign Subsidiary, or more than 50% of the outstanding stock or voting power of or in any such entity in a single transaction or a series of transactions; (iii) the acquisition of substantially all of the business or assets or more than 50% of the outstanding stock or voting power of any other entity; or (iv) should any Borrower or any of Borrower's Subsidiaries or Affiliates or any guarantor or SFBC or any Foreign Subsidiary enter into any merger or consolidation. Material Adverse Change. Bank determines in good faith, in its sole discretion, that the prospects for payment or performance of the Obligations are impaired or there has occurred a material adverse change in the business or prospects of Borrower, or any of Borrower’s Subsidiaries or Affiliates or any guarantor, or SFBC, or any Foreign Subsidiary, financial or otherwise.

REMEDIES UPON DEFAULT. If a Default occurs under this Note or any Loan Documents, Bank may at any time thereafter, take the following actions: Bank Lien. Foreclose its security interest or lien against Borrower’s accounts without notice. Acceleration Upon Default. Accelerate the maturity of this Note and, at Bank’s option, any or all other Obligations, other than Obligations under any swap agreements (as defined in 11 U.S.C. § 101) between Borrower and Bank, or its affiliates, which shall be due in accordance with and governed by the provisions of said swap agreements; whereupon this Note and the accelerated Obligations shall be immediately due and payable; provided, however, if the Default is based upon a bankruptcy or insolvency proceeding commenced by or against Borrower or any guarantor or endorser of this Note, all Obligations (other than Obligations under any swap agreement as referenced above) shall automatically and immediately be due and payable. Cumulative. Exercise any rights and remedies as provided under the Note and other Loan Documents, or as provided by law or equity.

FINANCIAL AND OTHER INFORMATION. Borrower shall deliver to Bank such information as Bank may reasonably request from time to time, including without limitation, financial statements and information pertaining to Borrower’s financial condition. Such information shall be true, complete, and accurate.

WAIVERS AND AMENDMENTS. No waivers, amendments or modifications of this Note and other Loan Documents shall be valid unless in writing and signed by an officer of Bank. No waiver by Bank of any Default shall operate as a waiver of any other Default or the same Default on a future occasion. Neither the failure nor any delay on the part of Bank in exercising any right, power, or remedy under this Note and other Loan Documents shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Except to the extent otherwise provided by the Loan Documents or prohibited by law, each Borrower and each other person liable under this Note waives presentment, protest, notice of dishonor, demand for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, notice of sale and all other notices of any kind. Further, each agrees that Bank may (i) extend, modify or renew this Note or make a novation of the loan evidenced by this Note, and/or (ii) grant releases, compromises or indulgences with respect to any collateral securing this Note, or with respect to any Borrower or other person liable under this Note or any other Loan Documents, all without notice to or consent of each Borrower and other such person, and without affecting the liability of each Borrower and other such person; provided, Bank may not extend, modify or renew this Note or make a novation of the loan evidenced by this Note without the consent of the Borrower, or if there is more than one Borrower, without the consent of at least one Borrower; and further provided, if there is more than one Borrower, Bank may not enter into a modification of this Note which increases the burdens of a Borrower without the consent of that Borrower.

MISCELLANEOUS PROVISIONS. Assignment. This Note and the other Loan Documents shall inure to the benefit of and be binding upon the parties and their respective heirs, legal representatives, successors and assigns. Bank’s interests in and rights under this Note and the other Loan Documents are freely assignable, in whole or in part, by Bank. In addition, nothing in this Note or any of the other Loan Documents shall prohibit Bank from pledging or assigning this Note or any of the other Loan Documents or any interest therein to any Federal Reserve Bank. Borrower shall not assign its rights and interest hereunder without the prior written consent of Bank, and any attempt by Borrower to assign without Bank’s prior written consent is null and void. Any assignment shall not release Borrower from the Obligations. Applicable Law; Conflict Between Documents. This Note and, unless otherwise provided in any other Loan Document, the other Loan Documents shall be governed by and construed under the laws of the state named in Bank’s address on the first page hereof without regard to that state’s conflict of laws principles. If the terms of this Note should conflict with the terms of any loan agreement or any commitment letter that survives closing, the terms of this Note shall control. Borrower’s Accounts. Except as prohibited by law, Borrower grants Bank a security interest in all of Borrower’s accounts with Bank and any of its affiliates. Swap Agreements. All swap agreements (as defined in 11 U.S.C. § 101), if any, between Borrower and Bank or its affiliates are independent agreements governed by the written provisions of said swap agreements, which will remain in full force and effect, unaffected by any repayment, prepayment, acceleration, reduction, increase or change in the terms of this Note, except as otherwise expressly provided in said written swap agreements, and any payoff statement from Bank relating to this Note shall not apply to said swap agreements unless expressly referred to in such payoff statement. Jurisdiction. Borrower irrevocably agrees to non-exclusive personal jurisdiction in the state named in Bank’s address on the first page hereof. Severability. If any provision of this Note or of the other Loan Documents shall be prohibited or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note or other such document. Notices. Any notices to Borrower shall be sufficiently given, if in writing and mailed or delivered to the Borrower’s address shown above or such other address as provided hereunder, and to Bank, if in writing and mailed or delivered to Wachovia Bank, National Association, Mail Code VA7391, P. O. Box 13327, Roanoke, VA 24040 or Wachovia Bank, National Association, Mail Code VA7391, 10 South Jefferson Street, Roanoke, VA 24011, with a copy to Wachovia Bank, National Association, 200 South Biscayne Boulevard, 15th Floor, Miami, Florida 33131, Attn: Daniel N. Gonzalez, Senior Vice President, or such other address as Bank may specify in writing from time to time. Notices to Bank must include the mail code. In the event that Borrower changes Borrower’s address at any time prior to the date the Obligations are paid in full, Borrower agrees to promptly give written notice of said change of address by registered or certified mail, return receipt requested, all charges prepaid. Plural; Captions. All references in the Loan Documents to Borrower, guarantor, person, document or other nouns of reference mean both the singular and plural form, as the case may be, and the term “person” shall mean any individual, person or entity. The captions contained in the Loan Documents are inserted for convenience only and shall not affect the meaning or interpretation of the Loan Documents. Advances. Bank may, in its sole discretion, make other advances which shall be deemed to be advances under this Note, even though the stated principal amount of this Note may be exceeded as a result thereof. Posting of Payments. All payments received during normal banking hours after 2:00 p.m. local time at the office of Bank first shown above shall be deemed received at the opening of the next banking day. Joint and Several Obligations. If there is more than one Borrower, each is jointly and severally obligated. Fees and Taxes. Borrower shall promptly pay all documentary, intangible recordation and/or similar taxes on this transaction whether assessed at closing or arising from time to time. LIMITATION ON LIABILITY; WAIVER OF PUNITIVE DAMAGES. EACH OF THE PARTIES HERETO, INCLUDING BANK BY ACCEPTANCE HEREOF, AGREES THAT IN ANY JUDICIAL, MEDIATION OR ARBITRATION PROCEEDING OR ANY CLAIM OR CONTROVERSY BETWEEN OR AMONG THEM THAT MAY ARISE OUT OF OR BE IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY OTHER AGREEMENT

OR DOCUMENT BETWEEN OR AMONG THEM OR THE OBLIGATIONS EVIDENCED HEREBY OR RELATED HERETO, IN NO EVENT SHALL ANY PARTY HAVE A REMEDY OF, OR BE LIABLE TO THE OTHER FOR, (1) INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OR (2) PUNITIVE OR EXEMPLARY DAMAGES.  EACH OF THE PARTIES HEREBY EXPRESSLY WAIVES ANY RIGHT OR CLAIM TO PUNITIVE OR EXEMPLARY DAMAGES THEY MAY HAVE OR WHICH MAY ARISE IN THE FUTURE IN CONNECTION WITH ANY SUCH PROCEEDING, CLAIM OR CONTROVERSY, WHETHER THE SAME IS RESOLVED BY ARBITRATION, MEDIATION, JUDICIALLY OR OTHERWISE. Patriot Act Notice. To help fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. For purposes of this section, account shall be understood to include loan accounts.

WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF BORROWER BY EXECUTION HEREOF AND BANK BY ACCEPTANCE HEREOF, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT EACH MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, THE LOAN DOCUMENTS OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION WITH THIS NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY WITH RESPECT HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT TO BANK TO ACCEPT THIS NOTE. EACH OF THE PARTIES AGREES THAT THE TERMS HEREOF SHALL SUPERSEDE AND REPLACE ANY PRIOR AGREEMENT RELATED TO ARBITRATION OF DISPUTES BETWEEN THE PARTIES CONTAINED IN ANY LOAN DOCUMENT OR ANY OTHER DOCUMENT OR AGREEMENT HERETOFORE EXECUTED IN CONNECTION WITH, RELATED TO OR BEING REPLACED, SUPPLEMENTED, EXTENDED OR MODIFIED BY, THIS NOTE.

[EXECUTION AND ACKNOWLEDGEMENT APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Borrower, on the day and year first above written, has caused this Note to be executed under seal.

11190 BISCAYNE, L.L.C., a Florida limited liability company, acting by and through its sole member, to wit:

SFBC INTERNATIONAL, INC., a Delaware corporation

By: /s/ David Natan____________________(SEAL)

David Natan, Chief Financial Officer and

Assistant Secretary

Taxpayer Identification Number: 59-2407464

STATE OF FLORIDA

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COUNTY OF BROWARD

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The foregoing instrument was acknowledged before me this 6th day of May, 2004, by David Natan, as Chief Financial Officer and Assistant Secretary of SFBC INTERNATIONAL, INC., a Delaware corporation, the sole member of 11190 BISCAYNE, L.L.C., a Florida limited liability company, on behalf of the corporation and as an act of the limited liability company. He is personally known to me or produced a Florida Driver’s license as identification.

/s/ Michelle A. Gomez

Print or Stamp Name:

Notary Public, State of Florida

Commission No.

My Commission Expires: